EXHIBIT 4.20

                  FIFTH REVOLVING NOTE MODIFICATION AGREEMENT
                  ----- --------- ---- ------------ ---------

     THIS FIFTH REVOLVING NOTE MODIFICATION AGREEMENT (hereinafter referred to as this "Amendment") is made and entered into as of December 31, 2001, by and among the following parties (collectively, the "Parties"):

     1.   SOUTHTRUST BANK ("Bank");

     2.   COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation; and

     3.   LOGICAL IMAGING SOLUTIONS, INC. (Logical"), a California corporation.

      Delaware Color and Logical are hereinafter collectively referred to as "Obligors".

                              BACKGROUND STATEMENT

     1. Obligors are indebted to Bank under a Revolving Loan (the "Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified prior to the date hereof, the "Note") dated as of June 24, 1999, from Color Image, Inc. ("Georgia Color") to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note Modification Agreement dated as of August 30, 2000, Third Revolving Note Modification Agreement dated as of November 30 2000, and Fourth Revolving Note Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001; and Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001; and subject to Loan and Security Agreement (as amended and modified, the "Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended by Amendment of Loan Documents dated as of August 30, 2000, Second Amendment of Loan Documents dated as of November 30, 2000, Third Amendment of Loan Documents dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001, and Fourth Amendment of Loan Documents dated as of November 1, 2001.

     2. The Parties desire to amend the Note to increase the maximum principal amount of the Note to $2,500,000 and to extend the maturity date to June 30, 2002.

                                    AGREEMENT

     FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

     1.   Recitals; Definitions.  The foregoing recitals are true and correct
          ---------------------
and are hereby incorporated herein by this reference. All capitalized terms utilized herein, not defined herein but defined in the Loan Agreement shall have the definitions ascribed thereto in the Loan Agreement.

     2.   Maximum Principal Amount.  The maximum principal balance of the Note
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is hereby increased from One Million Five Hundred Thousand Dollars ($1,500,000)
to Two Million Five Hundred Thousand Dollars ($2,500,000).

     3.   Maturity Date.  The Note is hereby amended and modified to provide
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that the Obligors promise to pay the principal sum of the Note in full on June
30, 2002, subject to the terms of the Loan Agreement.

     4.   Ratification.  All the terms and conditions of the Note, as amended
          ------------
hereby, are hereby ratified, affirmed, and approved.



     5.   Modification of Loan Documents. Obligors hereby reaffirm and restate
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each and every warranty and representation set forth in all Loan Documents, as amended hereby. The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents to the Note shall refer to the Note as herein amended.

     6.   No Novation. This Amendment shall not constitute a novation of the
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indebtedness evidenced by the Loan Documents. The terms and provisions of the
Loan Documents shall remain valid and in full force and effect as hereinabove modified and amended.

     7.  No Waiver or Implication. Nothing herein shall constitute a waiver by
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Bank of any default, whether known or unknown, which may exist under the Note or any other Loan Document. No action, inaction or agreement by Bank, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Bank has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

     8.  No Release of Collateral. This Amendment shall in no way occasion a
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release of any collateral held by Bank as security to or for the Loan or any other Loan from Bank to the Obligors or any thereof, and that all collateral held by Bank as security to or for the Loan shall continue to secure the Loan.

     9.  Successors and Assigns. This Amendment shall be binding upon and inure
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to the benefit of the Parties and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

     10. Representation and Warranty. Obligors, and the individuals executing
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this Amendment on behalf of Obligors, represent and warrant to Bank that (a)
each of the Obligors is in existence and in good standing under the laws of the State of Georgia and their respective jurisdictions of organization, (b) the Articles of Incorporation and Bylaws of Obligors have not been amended since June 30, 2001, and (c) the execution and delivery of this Amendment have been authorized by all requisite corporate action by and on behalf of Obligors.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                                     COLOR IMAGING, INC., a Delaware corporation

                                     By:  /s/ Sueling Wang
                                         ---------------------------------------
                                     Its:     PRESIDENT
                                         ---------------------------------------

                                     Attest:  /s/ Morris E. Van Asperen
                                            ------------------------------------
                                     Its:         EXEC. V.P.
                                         ---------------------------------------

                                                   [CORPORATE SEAL]


                                     LOGICAL IMAGING SOLUTIONS, INC., a
                                     California corporation

                                     By:  /s/ Sueling Wang
                                         ---------------------------------------
                                     Its:     PRESIDENT
                                         ---------------------------------------

                                     Attest:  /s/ Morris E. Van Asperen
                                            ------------------------------------
                                     Its:         EXEC. V.P.
                                         ---------------------------------------

                                                   [CORPORATE SEAL]


                                     SOUTHTRUST BANK

                                     By:  /s/ Mark T. Johnson
                                         ---------------------------------------
                                     Its: Vice President
                                         ---------------------------------------

                                                      [BANK SEAL]

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